Exhibit 10.2.7
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                                                         The Bank of Nova Scotia
                                                         Scotia Plaza
                                                         40 King Street West
                                                         Box 4085, Station "A"
                                                         Toronto, Ontario
                                                         Canada  M5W2X6

                                                         Scotia Capital



December 16, 2003

BY E-MAIL
---------

Attention:  Maxxcom Inc. ("Maxxcom") Senior Lenders

Dear Sirs/Mesdames:

Re:     Amendment Request
________________________________________________________________________________

a) Maxxcom has requested The Bank of Nova Scotia, as Administrative Agent, seek the consent of the Majority Lenders to the following requests:

     1. Increase the Capital Expenditure Limit. Maxxcom has requested that the capital expenditure limit be increased to C$10 million per year for fiscal years 2003 and 2004. This is a Majority Lender issue.

     2. Increase the amount of debt permitted at Accent to US$10 million. The current forecast for 2004 is that debt at Accent will exceed US$8 million during the first half of fiscal 2004. This request requires the consent of the Majority Lenders.

     3. Waive the requirement for any equity injections into Maxxcom, made by MDC, to permanently reduce the credit facility. Maxxcom would like the ability to seek additional equity from its parent, if required in light of the amortization schedule. This is a Majority Lender issue.

     4. Permit Maxxcom U.S. to borrow, on an unsecured basis, from its subsidiaries in conjunction with a cash management system to be implemented by Bank of Montreal / Harris Bank. Maxxcom is working with Harris Bank to implement a cash management system that will see Maxxcom U.S. and all of its U.S. subsidiaries (beginning with wholly-owned subsidiaries) open accounts with Harris Bank, permitting cash to be netted against a swingline provided by Harris Bank (as a carve-out of BMO's allocation of the U.S. credit facility). Inherent in this system is the existence of unsecured loans from subsidiaries to their parent, Maxxcom U.S. This request requires the consent of the Majority Lenders.

b) Please find attached a summary of Maxxcom's Operating Results and Financial Position as at November 30, 2003 and a summary of projected capital expenditures.

c) A copy of the quarterly reporting as at September 30, 2003 has been forwarded under separate cover.

Please execute the attached consent form and fax it back to David Maddocks' attention by Monday, December 29th, 2003.


Yours truly,

THE BANK OF NOVA SCOTIA, as Agent



By: _________________________________
    David Maddocks
    Director, Scotia Capital
    Loan Syndications

CONSENT FORM
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The Bank of Nova Scotia
40 King Street West, 62nd Floor
Toronto, Ontario M5W 2X6

Attention:  David Maddocks

We are in receipt of your letter dated December 15, 2003 in which you informed our institution of Maxxcom Inc.'s ("Maxxcom") requests.

     1. We consent / do not consent to increasing the capital expenditure limit to C$10 million for fiscal 2003 and 2004.

     2. We consent / do not consent to increasing the amount of debt permitted at Accent to US$10 million.

     3. We consent / do not consent to waiving the requirement for any equity injections into Maxxcom, made by MDC, to permanently reduce the credit facility.

     4. We consent / do not consent to permitting Maxxcom U.S. to borrow, on an unsecured basis, from its subsidiaries in conjunction with a cash management system to be implemented Bank of Montreal / Harris Bank.




Name:          _________________________________


Title:         _________________________________


Institution:   _________________________________



Please complete and return this Consent Form to David Maddocks (Fax: 416 866
3329) by no later than 5:00 pm on Monday, December 29th, 2003. Consent forms that do not have either "consent" or "do not consent" circled will be deemed to be consenting.